Exhibit 99.1

News Release	News Release

Magnum Hunter Resources Announces Definitive Agreement
to Acquire Williston Basin Properties for $30 Million

Magnum Hunter to Become Operator in Bakken

HOUSTON, TX — (Marketwire) — November 26, 2012 — Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE MKT: MHR.PRC) (NYSE MKT: MHR.PRD) (“Magnum Hunter” or the “Company”) announced today that its wholly-owned subsidiary, Bakken Hunter, LLC, has entered into a definitive purchase agreement to acquire existing wells and approximately 20,000 net Williston Basin lease acres located in Divide County, North Dakota, from Samson Resources Company for $30 million in cash. The transaction, which is subject to customary closing conditions, is expected to close on or about December 20, 2012, with an effective date of August 1, 2012. The purchase price is subject to customary adjustments, to take into account the effective date of the transaction.

Magnum Hunter currently owns an approximate 47.5% working interest in the properties being acquired, and upon closing, the Company will have varied working ownership interests in the properties up to approximately 100%. The Company will become operator of that portion of the acquired properties which is currently being operated by Samson Resources Company. In addition to the acreage being acquired, the Company is also acquiring approximately 310,000 barrels of oil equivalent of proved developed producing reserves and approximately 192 net barrels of oil equivalent production per day.

Upon closing of this acquisition, the Company will own approximately 180,000 net acres in the Williston Basin.

Magnum Hunter Management Comments

Mr. Glenn Dawson, President of Williston Hunter, Inc., commented, “The acquisition of these central Divide County assets will result in Williston Hunter becoming a Three Forks Sanish/Bakken operator in North Dakota along the border of Canada, which has been a primary goal. We anticipate our initial drilling operations in this area will commence in the first quarter of 2013 utilizing one-mile horizontal lateral drilling and completion technology similar to our successful cost-effective strategy deployed in the Tableland Field in Saskatchewan this past year. In the Tableland Field, our drilling and completion costs have averaged $3.4 million for laterals completed with 25 to 30 frac stages with cemented liners and pressure-pumped down coil tubing. Recent flowbacks have generated initial IP rates of 500 - 750 Bopd range and IP-30 rates in the 250 - 300 Bopd range. Due to the low cost of these wells, our economic returns are outstanding. When the casing head gas from these properties currently being flared is eventually tied into a new gas gathering system in 2013, our ultimate economics will further improve.”

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas-based independent exploration and production company engaged in the acquisition, development and production of crude oil, natural gas and natural gas liquids, primarily in the states of West Virginia, Kentucky, Ohio, Texas and North Dakota, and Saskatchewan, Canada. The Company is presently active in five of the most prolific unconventional shale resource plays in North America, namely the Marcellus Shale, Utica Shale, Eagle Ford Shale, Pearsall Shale and Williston Basin/Bakken Shale.

For more information about Magnum Hunter, please visit www.magnumhunterresources.com.

Forward-Looking Statements

The statements and information contained in this press release that are not statements of historical fact, including any estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. These forward-looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities and our midstream activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. In addition, with respect to any pending acquisitions described herein, forward-looking statements include, but are not limited to, statements regarding the expected timing of the completion of the proposed transactions; the ability to complete the proposed transactions considering the various closing conditions; the benefits of such transactions and their impact on the Company’s business; and any statements of assumptions underlying any of the foregoing. In addition, if and when any proposed transaction is consummated, there will be risks and uncertainties related to the Company’s ability to successfully integrate the operations and employees of the Company and the acquired business. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” “pursue,” “plan” or “continue” or the negative thereof or variations thereon or similar terminology.

These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among others, the following: adverse economic conditions in the United States, Canada and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil and natural gas; the effects of government regulation, permitting and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques; the effects of increased federal and state regulation, including regulation of the environmental aspects, of hydraulic fracturing; the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; regulatory, environmental and land management issues, and demand for gas gathering services, relating to our midstream operations; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity.

These factors are in addition to the risks described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s 2011 annual report on Form 10-K, as amended, filed with the Securities and Exchange Commission, which we refer to as the SEC. Most of these factors are difficult to anticipate and beyond our control. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. You are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this document. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We urge readers to review and consider disclosures we make in our reports that discuss factors germane to our business. See in particular our reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the SEC. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Contact:

ir@magnumhunterresources.com

(832) 203-4539